                                                                    EXHIBIT 23.3

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the registration statement filed on Amendment No. 2 to Form S-3 of ON Semiconductor Corporation of our report dated January 7, 2000 on the combined statement of revenues less direct and allocated expenses before taxes of the Semiconductor Components Group of Motorola, Inc. for the period from January 1, 1999 through August 3, 1999 which appears in the Annual Report on Form 10-K of ON Semiconductor Corporation for December 31, 2001 and to the reference to our firm under the heading "Experts" in the registration statement.

/S/ KPMG LLP

Phoenix, Arizona


March 14, 2003



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